Exhibit 99.1




  UnionBanCal Corporation Reports 22% Increase in First Quarter EPS;
                     Full Year Guidance Affirmed


    SAN FRANCISCO--(BUSINESS WIRE)--April 16, 2003--UnionBanCal Corporation (NYSE: UB) today reported first quarter 2003 net income of $135.5 million, or $0.89 per diluted common share, a 21.9 percent increase over the $0.73 per diluted common share earned in first quarter 2002. Total revenue increased $36.5 million, or 6.7 percent, while the provision for credit losses declined $25 million, or 45.5 percent. Compared with fourth quarter 2002, net income in first quarter 2003 declined $9.4 million, or $0.06 per diluted common share. The sequential quarter decline in earnings per share was anticipated, as it primarily reflects normal seasonal differences between the fourth and first quarters, including two fewer days for the accrual of net interest income and significantly higher employer payroll taxes.
    "I am satisfied with our performance in the first quarter, given somewhat challenging business conditions," stated Norimichi Kanari, President and Chief Executive Officer. "Compared with first quarter 2002, total revenue was up a solid 6.7 percent and the provision for credit losses declined significantly. In addition, average noninterest bearing deposits grew $2.8 billion, or 24.5 percent, and our annualized all-in cost of funds declined to just 0.67 percent.
    "I am also pleased to report further progress in the strategic positioning of the company," said Kanari. "On April 1, we completed the acquisition of our third insurance brokerage in 16 months. We welcome Tanner Insurance Brokers, one of the top 100 insurance brokers in the U.S., to the UBOC Insurance group, where it joins Armstrong/Robitaille Business and Insurance Services and John Burnham Insurance Services. On April 8, we announced the pending acquisition of Monterey Bay Bancorp, a $610 million-asset institution headquartered in Watsonville, California. Monterey Bay Bank will add eight full-service branches, all in the desirable Monterey Bay area, to Union Bank of California's existing 267 branch network. We expect this transaction to close in the third quarter," concluded Kanari.

    Total Revenue

    For first quarter 2003, total revenue (taxable-equivalent net interest income plus noninterest income) was $577.2 million, an increase of $36.5 million, or 6.7 percent, compared with first quarter 2002. Net interest income increased 2.7 percent, and noninterest income increased 16.3 percent. Compared with fourth quarter 2002, total revenue was $8.3 million, or 1.4 percent, lower with net interest income decreasing 3.3 percent and noninterest income increasing 2.7 percent.

    Net Interest Income (Taxable-equivalent)

    Net interest income was $391.4 million in first quarter 2003, a $10.4 million, or 2.7 percent, increase from the same quarter a year ago. Average earning assets grew $2.9 billion, or 8.9 percent, primarily due to a $1.6 billion, or 6.4 percent, increase in average loans, and a $1.5 billion, or 26.2 percent, increase in average securities. Average commercial loans decreased $902 million, or 8.0 percent, primarily due to a reduction in non-core relationship syndicated loans, while average residential mortgages increased $1.5 billion, or 29.2 percent, and average commercial mortgages increased $522 million, or 14.4 percent.
    The net interest margin in first quarter 2003 was 4.53 percent, a decrease of 27 basis points compared to first quarter 2002, reflecting the lower interest rate environment in first quarter 2003, and a change in the earning asset mix. The average yield on earning assets of $34.8 billion declined 66 basis points, while the average rate on interest bearing liabilities of $19.3 billion fell 57 basis points. The decline in net interest margin was partially mitigated by outstanding growth in average noninterest bearing deposits, which increased $2.8 billion, or 24.5 percent. Average noninterest bearing deposits represented 45.4 percent of total deposits, up from 41.1 percent in the same quarter a year ago.
    On a sequential quarter basis, net interest income decreased $13.2 million, or 3.3 percent, partially due to two fewer days in the first quarter than the fourth quarter. Average earning assets grew $327 million, or 1.0 percent, with average loans up $190 million, or 0.7 percent, and average securities up $624 million, or 9.7 percent. Average residential mortgages increased $434 million, or 7.1 percent, while average commercial loans decreased $443 million, or 4.1 percent. Average noninterest bearing deposits were flat, with increases in business demand deposits and government and public agency demand deposits partially offsetting normal seasonal declines in the title and escrow businesses. The net interest margin decreased 14 basis points to 4.53 percent.

    Noninterest Income

    In first quarter 2003, noninterest income was $185.8 million, up $26.0 million, or 16.3 percent, from the same quarter a year ago. Service charges on deposit accounts increased $6.1 million, or 9.3 percent, primarily due to higher account analysis and overdraft fees. Trust and investment management fees were down $4.1 million, or 11.0 percent, primarily due to the decline in equity market values, a continuing mix shift by clients toward lower profit money market portfolios and lower wealth management fees. Insurance commissions increased $5.9 million, to $13.0 million, primarily reflecting the fourth quarter 2002 acquisition of John Burnham Insurance Services. First quarter 2003 other noninterest income included a $3.3 million property insurance recovery for losses sustained on 9/11/01 in the World Trade Center attacks. First quarter 2002 other noninterest income included private equity portfolio net losses of $4.4 million. Auto lease residual writedowns were $0.3 million in first quarter 2003, compared with $6.0 million in first quarter 2002.
    Noninterest income increased $5.0 million, or 2.7 percent, on a sequential quarter basis. Service charges on deposits increased $1.1 million, or 1.6 percent. Trust and investment management fees decreased $1.6 million, or 4.7 percent. Insurance commissions increased $5.3 million, or 69.3 percent, reflecting the fourth quarter 2002 acquisition of John Burnham and strong growth in insurance commissions at Armstrong/Robitaille. Auto lease residual writedowns were $0.3 million in first quarter 2003, compared with none in fourth quarter 2002.
    Effective January 1, 2003, merchant transaction processing expenses were reclassified to card processing fees to reflect the Company's agent relationship for these transactions. Prior period noninterest income and noninterest expense have been conformed for consistency. The reclassification reduced both card processing fees and merchant transaction processing expense by $11.7 million for first quarter 2002, and by $12.5 million for fourth quarter 2002.

    Noninterest Expense

    Noninterest expense for first quarter 2003 was $342.6 million, an increase of $30.9 million, or 9.9 percent, over first quarter 2002. Salaries and other compensation expense increased $10.6 million, or
7.5 percent, primarily due to annual merit increases and higher employee count associated with recent acquisitions. Employee benefits expense increased $8.6 million, or 23.6 percent, primarily due to higher employee count associated with recent acquisitions, and increases in health benefits expense, employer payroll taxes, and 401(k) plan expense. Net occupancy expense increased $4.3 million, or
18.2 percent, primarily due to recent acquisitions, de novo branching efforts, other facility restructuring initiatives and higher property insurance expense. Intangible asset amortization expense was $2.5 million, an increase of $1.6 million compared with prior year, due to recent acquisitions.
    On a sequential quarter basis, noninterest expense decreased $8.3 million, or 2.4 percent. Salaries and employee benefits expense increased $14.2 million, or 7.7 percent, due primarily to the usual first quarter increase in employer payroll taxes and higher employee count associated with recent acquisitions. Net occupancy expense decreased $3.2 million, or 10.4 percent, primarily due to a $2.7 million charge recorded in fourth quarter 2002 related to a strategic initiative in the Pacific Northwest. Professional services expense decreased $2.0 million, or 14.6 percent, due primarily to a decrease in consulting projects. Noninterest expense for fourth quarter 2002 included the effect of a $15.3 million amortization adjustment, as the Company standardized its accounting for low income housing investments.
    The efficiency ratio for first quarter 2003 was 59.35 percent, compared with 57.61 percent in first quarter 2002, and 59.93 percent in fourth quarter 2002. The increase in the efficiency ratio versus prior year was due primarily to the lower interest rate environment in first quarter 2003 and its adverse effect on net interest income. The operating efficiency ratio for fourth quarter 2002, which excludes the aforementioned $15.3 million amortization adjustment related to low income housing investments, was 57.31 percent.

    Credit Quality

    Nonperforming assets at March 31, 2003, were $387 million, or 0.96 percent of total assets. This compares with $337 million, or 0.84 percent of total assets at December 31, 2002, and $453 million, or
1.25 percent of total assets, at March 31, 2002. Philip Flynn, Chief Credit Officer, commented, "The first quarter increase in nonperforming assets of $50 million was primarily attributable to the addition of $67 million in aircraft lease obligations. As usual, we have been conservative in taking this action. The leases are current and the lessees are not in bankruptcy. However, given the turmoil in the aircraft industry, it is likely that at some point this year we may need to recognize some impairment on these leases. Since the company established adequate loss reserves for its aircraft lease exposure in 2002, the increase in nonperforming assets has not resulted in higher than expected provision levels in first quarter 2003. It is important to note that absent the aircraft leases, nonperforming assets would have declined from the previous quarter's level."
    For first quarter 2003, the provision for credit losses was $30 million, compared with $30 million in fourth quarter 2002, and $55 million in first quarter 2002. Net loans charged off in first quarter 2003 were $53 million, compared with $47 million in fourth quarter 2002, and $61 million in first quarter 2002. Mr. Flynn added, "Continuing a recent pattern, net loans charged off in first quarter 2003 exceeded the provision for loan losses. This reflects improvement in the credit quality of the portfolio overall."
    At March 31, 2003, the allowance for credit losses as a percent of total loans and as a percent of nonaccrual loans was 2.21 percent and
151.6 percent, respectively. These ratios compare with 2.30 percent and 180.9 percent, respectively, at December 31, 2002, and 2.51 percent and 139.1 percent, respectively, at March 31, 2002.

    Balance Sheet and Capital Ratios

    At March 31, 2003, the Company had total assets of $40.4 billion and total deposits of $33.3 billion. Total shareholders' equity was $3.8 billion and the tangible equity ratio was 9.00 percent. Book value per share was $25.35, up 11.1 percent from a year earlier. The Company's Tier I and total risk based capital ratios at March 31, 2003, were 11.32 percent and 13.07 percent, respectively.

    Share Repurchase Program

    During first quarter 2003, the Company repurchased 667,000 shares of common stock at an average price of $39.69 per share. At March 31, 2003, the Company had authority from its Board of Directors to repurchase an additional $33 million of common stock.
    Common shares outstanding at March 31, 2003, were 150.2 million, a decrease of 6.1 million shares, or 3.9 percent, from one year earlier.

    Guidance

    David Matson, Chief Financial Officer, commented, "Our guidance for full year 2003 is unchanged. We continue to expect earnings of $3.65 to $3.85 per diluted common share and a provision for credit losses of $120 million to $160 million."

    Use of Non-GAAP Financial Measures

    This press release contains certain references to operating earnings, and other financial measures identified as being stated on "an operating basis" or qualified by the word "operating", that include adjustments from comparable measures calculated and presented in accordance with generally accepted accounting principles (GAAP). Operating earnings, as used herein, differs from net income reported under GAAP in that operating earnings excludes unusual or non-recurring charges, losses, credits or gains. Similarly, other financial measures that are identified herein as being stated on "an operating basis" or qualified by the word "operating" exclude these unusual or non-recurring charges, losses, credits or gains. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Because these items and their impact on the Company's performance are difficult to predict, management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company's core business operating results by investors. These presentations should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

    Forward-Looking Statements

    The following appears in accordance with the Private Securities Litigation Reform Act: This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements can be identified by looking at the fact that they do not relate strictly to historical or current facts. Often, they include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, government policies and regulations (including monetary and fiscal policies), legislation, economic conditions, credit quality of borrowers, operational factors, competition in the geographic and business areas in which the Company conducts its operations, the war in Iraq and global political and general economic conditions. A complete description of the Company, including related risk factors, is discussed in the Company's public filings with the Securities and Exchange Commission, which are available by calling (415) 765-2969 or online at http://www.sec.gov. All forward-looking statements included in this press release are based on information available at the time of the release, and the Company assumes no obligation to update any forward-looking statement.
    This communication is not a solicitation of a proxy from any security holder of Monterey Bay Bancorp. Monterey Bay Bancorp, and its directors and executive officers and other members of its management and employees, may be deemed to be participants in the solicitation of proxies from the stockholders of Monterey Bay Bancorp in connection with the merger. Information about the directors and executive officers of Monterey Bay Bancorp and their ownership in Monterey Bay Bancorp stock is set forth in the proxy statement for Monterey Bay Bancorp's 2002 annual meeting of stockholders. Employment and compensation agreements of certain potential participants, including salary continuation agreements and change of control agreements, are filed as exhibits to the Monterey Bay Bancorp Form 10-K filed March 27, 2003. Investors may obtain additional information regarding the interests of the participants by reading the proxy statement/prospectus when it becomes available.
    Shareholders of Monterey Bay Bancorp and other investors are urged to read the proxy statement/prospectus that will be included in the registration statement on Form S-4, which UnionBanCal and Monterey Bay Bancorp will file with the SEC in connection with the proposed merger because it will contain important information about UnionBanCal, Union Bank of California, Monterey Bay Bancorp, Monterey Bay Bank, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC web site (http://www.sec.gov) and from each of Union Bank of California and Monterey Bay Bank, by contacting: Jack Rice, SVP - Union Bank of California Investor Relations, (415) 765-2998 or
C. Edward Holden, President & CEO - Monterey Bay Bank, (831) 768-4840.

    Conference Call and Webcast

    The Company will conduct a conference call to review first quarter 2003 results at 8:30 AM PDT (11:30 AM EDT) on April 17, 2003. Interested parties calling from locations within the United States should call 800-553-0288 (651-291-0561 from outside the United States) 10 minutes prior to the beginning of the conference.
    A live webcast of the call will be available at http://www.uboc.com. Simply follow the links to the Investor Relations section of the website. The webcast replay will be available on the website within 24 hours after the conclusion of the call, through April 24.
    A recorded playback of the conference call will be available by calling 800-475-6701, (320-365-3844 from outside the United States) from approximately 12:00 PM PDT (3:00 PM EDT), April 17, through 11:59 PM PDT, April 24 (2:59 AM EDT, April 25). The reservation number for this playback is 678808.
    Based in San Francisco, UnionBanCal Corporation is a bank holding company with assets of $40.4 billion at March 31, 2003. Its primary subsidiary is Union Bank of California, N.A., the third largest commercial bank in California. Union Bank of California, N.A., has 261 banking offices in California, 6 banking offices in Oregon and Washington and 18 international facilities.

               UnionBanCal Corporation and Subsidiaries
                         Financial Highlights
                              (Unaudited)

On a Reported Earnings Basis:   As of and for the Three Months Ended
------------------------------ --------------------------------------

(Dollars in thousands, except     March 31,   December 31,  March 31,
 per share data)                   2002         2002         2003
------------------------------ ------------ ------------ ------------
Results of operations:
Net interest income (1)           $380,973     $404,649     $391,404
Noninterest income                 159,749      180,816      185,776
                               ------------ ------------ ------------
Total revenue                      540,722      585,465      577,180
Noninterest expense                311,661      350,869      342,605
Provision for credit losses         55,000       30,000       30,000
                               ------------ ------------ ------------
Income before income taxes (1)     174,061      204,596      204,575
Taxable-equivalent adjustment          533          983          624
Income tax expense                  58,751       58,660       68,434
                               ------------ ------------ ------------
Net income                        $114,777     $144,953     $135,517
                               ============ ============ ============

Per common share:
Net income-basic                     $0.73        $0.96        $0.90
Net income-diluted                    0.73         0.95         0.89
Dividends (2)                         0.25         0.28         0.28
Book value (end of period)           22.81        24.94        25.35
Common shares outstanding
 (end of period)               156,336,338  150,702,363  150,217,620
Weighted average common shares
 outstanding - basic           156,228,149  150,658,795  150,616,367
Weighted average common shares
 outstanding - diluted         157,810,613  152,162,440  152,012,570

Balance sheet (end of period):
Total assets                   $36,221,931  $40,169,773  $40,387,343
Total loans                     25,098,097   26,438,083   26,536,272
Nonaccrual loans                   452,428      336,689      386,583
Nonperforming assets               452,761      337,404      386,972
Total deposits                  28,758,849   32,840,815   33,252,751
Trust preferred securities         361,903      365,696      363,050
Shareholders' equity             3,566,502    3,758,189    3,808,025

Balance sheet (period average):
Total assets                   $35,083,527  $37,790,101  $38,348,203
Total loans                     25,127,757   26,533,425   26,723,057
Earning assets                  31,976,493   34,499,595   34,826,771
Total deposits                  27,568,947   30,734,581   31,078,388
Shareholders' equity             3,624,767    3,767,001    3,874,293

Financial ratios:
Return on average assets (3)          1.33%        1.52%        1.43%
Return on average
 shareholders' equity (3)            12.84%       15.27%       14.19%
Efficiency ratio (4)                 57.61%       59.93%       59.35%
Net interest margin (1)               4.80%        4.67%        4.53%
Dividend payout ratio                34.25%       29.17%       31.11%
Tangible equity ratio                 9.64%        8.93%        9.00%
Tier 1 risk-based
 capital ratio (5)                   11.63%       11.18%       11.33%
Total risk-based
 capital ratio (5)                   13.50%       12.93%       13.08%
Leverage ratio (5)                   10.65%        9.75%        9.80%
Allowance for credit losses to
 total loans                          2.51%        2.30%        2.21%
Allowance for credit losses to
 nonaccrual loans                   139.11%      180.94%      151.64%
Net loans charged off to
 average total loans (3)              0.97%        0.70%        0.80%
Nonperforming assets to total loans,
 foreclosed assets,
 and distressed loans held
 for sale                             1.80%        1.28%        1.46%
Nonperforming assets to total
 assets                               1.25%        0.84%        0.96%

On an Operating Earnings
 Basis:
------------------------------
Selected financial data on an operating earnings basis
(see bottom of exhibit 4 for non-recurring items):

Operating earnings per common
 share - basic                       $0.73        $0.96        $0.90
Operating earnings per common
 share - diluted                     $0.73        $0.95        $0.89
Operating return on average
 assets (3)                           1.33%        1.52%        1.43%
Operating return on average
 shareholders' equity (3)            12.84%       15.29%       14.19%
Operating efficiency ratio (4)       57.61%       57.31%       59.35%
Operating dividend payout
 ratio                               34.25%       29.17%       31.11%



                                              Percent Change
                                                    to
On a Reported Earnings Basis:               March 31, 2003 from
------------------------------ --------------------------------------
(Dollars in thousands,                   March 31,  December 31,
except per share data)                      2002        2002

Results of operations:
Net interest income (1)                     2.74%      (3.27%)
Noninterest income                         16.29%       2.74%
Total revenue                               6.74%      (1.42%)
Noninterest expense                         9.93%      (2.36%)
Provision for credit losses               (45.45%)      0.00%

Income before income taxes (1)             17.53%      (0.01%)
Taxable-equivalent adjustment              17.07%     (36.52%)
Income tax expense                         16.48%      16.66%
Net income                                 18.07%      (6.51%)

Per common share:
Net income-basic                           23.29%      (6.25%)
Net income-diluted                         21.92%      (6.32%)
Dividends (2)                              12.00%       0.00%
Book value (end of period)                 11.14%       1.64%
Common shares outstanding (end of period) (3.91%) (0.32%) Weighted average common shares outstanding
 - basic                                   (3.59%)     (0.03%)
Weighted average common shares outstanding
 - diluted                                 (3.67%)     (0.10%)

Balance sheet (end of period):
Total assets                               11.50%       0.54%
Total loans                                 5.73%       0.37%
Nonaccrual loans                         (14.55%)      14.82%
Nonperforming assets                     (14.53%)      14.69%
Total deposits                             15.63%       1.25%
Trust preferred securities                  0.32%      (0.72%)
Shareholders' equity                        6.77%       1.33%

Balance sheet (period average):
Total assets                                9.31%       1.48%
Total loans                                 6.35%       0.71%
Earning assets                              8.91%       0.95%
Total deposits                             12.73%       1.12%
Shareholders' equity                        6.88%       2.85%


(1) Taxable-equivalent basis.
(2) Dividends per share reflect dividends declared on UnionBanCal
    Corporation's common stock outstanding as of the declaration date.
(3) Annualized.
(4) Noninterest expense excludes foreclosed asset expense (income).
(5) Estimated as of March 31, 2003.

                               Exhibit 1



               UnionBanCal Corporation and Subsidiaries
        Condensed Consolidated Statements of Income (Unaudited)
                      (Taxable-Equivalent Basis)

                     On a Reported Earnings Basis
               ----------------------------------------

                                           For the Three Months Ended
                                         -----------------------------
(Amounts in thousands,                    March 31, Dec. 31, March 31,
 except per share data)                     2002      2002      2003
---------------------------------------- --------- --------- ---------
Interest Income
    Loans                                $375,984  $383,131  $363,239
    Securities                             81,654    79,180    80,193
    Interest bearing deposits in banks        496       908       962
    Federal funds sold and securities
     purchased under resale agreements      4,059     3,541     1,677
    Trading account assets                    720     1,499       957
                                         --------- --------- ---------
          Total interest income           462,913   468,259   447,028
                                         --------- --------- ---------

Interest Expense
    Domestic deposits                      59,935    47,743    41,571
    Foreign deposits                        6,264     4,014     3,206
    Federal funds purchased and
     securities sold under
     repurchase agreements                  1,949       896     1,327
    Commercial paper                        3,974     3,647     2,728
    Medium and long-term debt               2,412     2,146     1,866
    UnionBanCal Corporation - obligated
     mandatorily redeemable
     preferred securities of
     subsidiary grantor trust               3,963     3,793     3,671
    Other borrowed funds                    3,443     1,371     1,255
                                         --------- --------- ---------
          Total interest expense           81,940    63,610    55,624
                                         --------- --------- ---------

Net Interest Income                       380,973   404,649   391,404
    Provision for credit losses            55,000    30,000    30,000
                                         --------- --------- ---------
          Net interest income after
           provision for credit losses    325,973   374,649   361,404
                                         --------- --------- ---------

Noninterest Income
    Service charges on deposit accounts    66,143    71,179    72,287
    Trust and investment management fees   36,725    34,273    32,675
    International commissions and fees     18,223    19,363    19,613
    Insurance commissions                   7,153     7,683    13,005
    Card processing fees, net               8,545     8,981     9,687
    Brokerage commissions and fees          9,632     8,211     8,866
    Foreign exchange trading gains, net     6,447     6,895     6,934
    Merchant banking fees                   6,945     9,469     6,018
    Securities losses, net                 (2,566)     (483)     (522)
    Other                                   2,502    15,245    17,213
                                         --------- --------- ---------
          Total noninterest income        159,749   180,816   185,776
                                         --------- --------- ---------

Noninterest Expense
    Salaries and employee benefits        178,876   183,915   198,107
    Net occupancy                          23,381    30,842    27,636
    Equipment                              16,340    17,510    16,671
    Communications                         13,941    13,687    13,844
    Professional services                   9,503    14,062    12,014
    Data processing                         8,991     8,114     8,484
    Foreclosed asset expense                  125        16        51
    Other                                  60,504    82,723    65,798
                                         --------- --------- ---------
          Total noninterest expense       311,661   350,869   342,605
                                         --------- --------- ---------
    Income before income taxes            174,061   204,596   204,575
    Taxable-equivalent adjustment             533       983       624
    Income tax expense                     58,751    58,660    68,434
                                         --------- --------- ---------
Net Income                               $114,777  $144,953  $135,517
                                         ========= ========= =========
Net income per common share - basic         $0.73     $0.96     $0.90
                                         ========= ========= =========
Net income per common share - diluted       $0.73     $0.95     $0.89
                                         ========= ========= =========
Weighted average common shares
 outstanding - basic                      156,228   150,659   150,616
                                         ========= ========= =========
Weighted average common shares
 outstanding - diluted                    157,811   152,162   152,013
                                         ========= ========= =========

                               Exhibit 2


               UnionBanCal Corporation and Subsidiaries
       Condensed Consolidated Statements of Income (Unaudited)
                      (Taxable-Equivalent Basis)

                  On an Operating Earnings Basis (1)

                                        For the Three Months Ended
                                     ---------------------------------
(Amounts in thousands, except per    March 31,  December 31, March 31,
 share data)                            2002        2002       2003
                                     ---------- ------------ ---------
Interest Income
 Loans                                $375,984     $383,131  $363,239
 Securities                             81,654       79,180    80,193
 Interest bearing deposits in banks        496          908       962
 Federal funds sold and securities
  purchased under resale agreements      4,059        3,541     1,677
 Trading account assets                    720        1,499       957
                                     ---------- ------------ ---------
  Total interest income                462,913      468,259   447,028
                                     ---------- ------------ ---------

Interest Expense
 Domestic deposits                      59,935       47,743    41,571
 Foreign deposits                        6,264        4,014     3,206
 Federal funds purchased and
  securities sold under repurchase
  agreements                             1,949          896     1,327
 Commercial paper                        3,974        3,647     2,728
 Medium and long-term debt               2,412        2,146     1,866
 UnionBanCal Corporation - obligated
  mandatorily redeemable preferred
  securities of subsidiary grantor
  trust                                  3,963        3,793     3,671
 Other borrowed funds                    3,443        1,371     1,255
                                     ---------- ------------ ---------
  Total interest expense                81,940       63,610    55,624
                                     ---------- ------------ ---------

Net Interest Income                    380,973      404,649   391,404
 Provision for credit losses            55,000       30,000    30,000
                                     ---------- ------------ ---------
  Net interest income after provision
   for credit losses                   325,973      374,649   361,404
                                     ---------- ------------ ---------

Noninterest Income
 Service charges on deposit accounts    66,143       71,179    72,287
 Trust and investment management fees   36,725       34,273    32,675
 International commissions and fees     18,223       19,363    19,613
 Insurance commissions                   7,153        7,683    13,005
 Card processing fees, net               8,545        8,981     9,687
 Brokerage commissions and fees          9,632        8,211     8,866
 Foreign exchange trading gains, net     6,447        6,895     6,934
 Merchant banking fees                   6,945        9,469     6,018
 Securities losses, net                 (2,566)        (483)     (522)
 Other                                   2,502       15,245    17,213
                                     ---------- ------------ ---------
  Total noninterest income             159,749      180,816   185,776
                                     ---------- ------------ ---------

Noninterest Expense
 Salaries and employee benefits        178,876      183,915   198,107
 Net occupancy                          23,381       30,842    27,636
 Equipment                              16,340       17,510    16,671
 Communications                         13,941       13,687    13,844
 Professional services                   9,503       14,062    12,014
 Data processing                         8,991        8,114     8,484
 Foreclosed asset expense                  125           16        51
 Other                                  60,504       67,417    65,798
                                     ---------- ------------ ---------
  Total noninterest expense            311,661      335,563   342,605
                                     ---------- ------------ ---------

 Income before income taxes            174,061      219,902   204,575
 Taxable-equivalent adjustment             533          983       624
 Income tax expense                     58,751       73,785    68,434

                                     ---------- ------------ ---------
Net operating earnings                $114,777     $145,134  $135,517
                                     ========== ============ =========

Net operating earnings per common
 share - basic                        $   0.73     $   0.96  $   0.90
                                     ========== ============ =========
Net operating earnings per common
 share - diluted                      $   0.73     $   0.95  $   0.89
                                     ========== ============ =========
Weighted average common shares
 outstanding - basic                   156,228      150,659   150,616
                                     ========== ============ =========
Weighted average common shares
 outstanding - diluted                 157,811      152,162   152,013
                                     ========== ============ =========

(1) See exhibit 4 for reconciliation of 'reported earnings' to 'operating earnings'.

                               Exhibit 3



               UnionBanCal Corporation and Subsidiaries
        Condensed Consolidated Statements of Income (Unaudited)
                            Reconciliations
                      (Taxable-Equivalent Basis)

        Reported Earnings Reconciliation to Operating Earnings

                                       For the Three Months Ended
                                  ------------------------------------
                                             March 31, 2002
                                  ------------------------------------
                                                  Non-
(Amounts in thousands, except per               recurring
 share data)                        Reported     Items      Operating
--------------------------------- ------------ ----------  ----------

Net Interest Income               $   380,973  $       -   $ 380,973
 Provision for credit losses           55,000          -      55,000
                                  ------------ ----------  ----------
   Net interest income after
    provision for credit losses       325,973          -     325,973
                                  ------------ ----------  ----------

Noninterest Income
 Other                                  2,502          -       2,502
 All other (no adjustments)           157,247          -     157,247
                                  ------------ ----------  ----------
   Total noninterest income           159,749          -     159,749
                                  ------------ ----------  ----------

Noninterest Expense
 Other (1)                             60,504          -      60,504
 All other (no adjustments)           251,157          -     251,157
                                  ------------ ----------  ----------
   Total noninterest expense          311,661          -     311,661
                                  ------------ ----------  ----------

 Income/Operating earnings before
  income taxes                        174,061          -     174,061
 Taxable-equivalent adjustment            533          -         533
 Income tax expense (2) (3)            58,751          -      58,751
                                  ------------ ----------  ----------
Net Income/Operating Earnings     $   114,777  $       -   $ 114,777
                                  ============ ==========  ==========

Net income/Operating earnings per
 common share - basic             $      0.73  $       -   $    0.73
                                  ============ ==========  ==========
Net income/Operating earnings per
 common share - diluted           $      0.73  $       -   $    0.73
                                  ============ ==========  ==========
Weighted average common shares
 outstanding - basic                  156,228                156,228
                                  ============             ==========
Weighted average common shares
 outstanding - diluted                157,811                157,811
                                   ===========              =========




Reported Net Income               $   114,777
                                   -----------------------------------

Non-recurring Items

(1) LIHC amortization adjustments
    (4th quarter 2002)                      -
(2) Tax impact of items listed
    above (1)                               -
(3) Reduction in income tax due to
    LIHC tax credit (4th quarter
    2002)                                   -

                                  ------------------------------------
Net Operating Earnings            $   114,777
                                  ====================================




                                       For the Three Months Ended
                                  ------------------------------------
                                           December 31, 2002
                                  ------------------------------------
                                                  Non-
(Amounts in thousands, except per               recurring
 share data)                        Reported     Items     Operating
--------------------------------- ----------------------- ------------

Net Interest Income                $  404,649  $       -  $  404,649
 Provision for credit losses           30,000          -      30,000
                                  ------------ ----------  ----------
   Net interest income after
    provision for credit losses       374,649          -     374,649
                                  ------------ ----------  ----------

Noninterest Income
 Other                                 15,245          -      15,245
 All other (no adjustments)           165,571          -     165,571
                                  ------------ ----------  ----------
   Total noninterest income           180,816          -     180,816
                                  ------------ ----------  ----------

Noninterest Expense
 Other (1)                             82,723    (15,306)     67,417
 All other (no adjustments)           268,146          -     268,146
                                  ------------ ----------  ----------
   Total noninterest expense          350,869    (15,306)    335,563
                                  ------------ ----------  ----------

 Income/Operating earnings before
  income taxes                        204,596     15,306     219,902
 Taxable-equivalent adjustment            983          -         983
 Income tax expense (2) (3)            58,660     15,125      73,785
                                  ------------ ----------  ----------
Net Income/Operating Earnings      $  144,953  $     181  $  145,134
                                  ============ ========== ===========

Net income/Operating earnings per
 common share - basic              $     0.96  $       -  $     0.96
                                  ============ ========== ===========
Net income/Operating earnings per
 common share - diluted            $     0.95  $       -  $     0.95
                                  ============ ========== ===========
Weighted average common shares
 outstanding - basic                  150,659               150,659
                                  ============            ===========
Weighted average common shares
 outstanding - diluted                152,162               152,162
                                  ============            ===========




Reported Net Income                $  144,953
                                  -----------------------------------

Non-recurring Items

(1) LIHC amortization adjustments
    (4th quarter 2002)                 15,306
(2) Tax impact of items listed
    above (1)                          (5,518)
(3) Reduction in income tax due to
    LIHC tax credit (4th quarter
    2002)                              (9,607)

                                  -----------------------------------
Net Operating Earnings             $  145,134
                                  ===================================



                                       For the Three Months Ended
                                  ------------------------------------
                                             March 31, 2003
                                  ------------------------------------
                                                   Non-
(Amounts in thousands, except per                recurring
 share data)                         Reported     Items     Operating
--------------------------------- ------------ ----------  ----------

Net Interest Income               $    391,404   $      -  $  391,404
 Provision for credit losses            30,000          -      30,000
                                  ------------ ----------  ----------
   Net interest income after
    provision for credit losses        361,404          -     361,404
                                  ------------ ----------  ----------

Noninterest Income
 Other                                  17,213          -      17,213
 All other (no adjustments)            168,563          -     168,563
                                  ------------ ----------  ----------
   Total noninterest income            185,776          -     185,776
                                  ------------ ----------  ----------

Noninterest Expense
 Other (1)                              65,798          -      65,798
 All other (no adjustments)            276,807          -     276,807
                                  ------------ ----------  ----------
   Total noninterest expense           342,605          -     342,605
                                  ------------ ----------  ----------

 Income/Operating earnings before
  income taxes                         204,575          -     204,575
 Taxable-equivalent adjustment             624          -         624
 Income tax expense (2) (3)             68,434          -      68,434
                                  ------------ ----------  ----------
Net Income/Operating Earnings     $    135,517   $      -  $  135,517
                                  ============ ==========  ==========

Net income/Operating earnings per
 common share - basic             $       0.90   $      -  $     0.90
                                  ============ ==========  ==========
Net income/Operating earnings per
 common share - diluted           $       0.89   $      -  $     0.89
                                  ============ ==========  ==========
Weighted average common shares
 outstanding - basic                   150,616                150,616
                                  ============             ==========
Weighted average common shares
 outstanding - diluted                 152,013                152,013
                                  ============             ==========




Reported Net Income               $    135,517
                                  ------------------------------------

Non-recurring Items

(1) LIHC amortization adjustments
    (4th quarter 2002)                       -
(2) Tax impact of items listed
    above (1)                                -
(3) Reduction in income tax due to
    LIHC tax credit (4th quarter
    2002)                                    -

                                  ------------------------------------
Net Operating Earnings            $    135,517
                                  ====================================

                               Exhibit 4


               UnionBanCal Corporation and Subsidiaries
                      Consolidated Balance Sheets

                                (Unaudited)               (Unaudited)
                                 March 31,   December 31,  March 31,
(Dollars in thousands)             2002          2002         2003
------------------------------- ------------ ------------ ------------
Assets
Cash and due from banks         $ 1,787,942  $ 2,823,573  $ 2,480,626
Interest bearing deposits in
 banks                              110,147      278,849      226,893
Federal funds sold and
 securities purchased under
 resale agreements                2,109,600    1,339,700    1,736,800
                                ------------ ------------ ------------
   Total cash and cash
    equivalents                   4,007,689    4,442,122    4,444,319
Trading account assets              221,179      276,021      305,102
Securities available for sale:
  Securities pledged as
   collateral                       120,560      157,823      117,092
  Held in portfolio               5,289,210    7,180,677    7,014,363
Loans (net of allowance for credit losses:
 March 31, 2002, $629,367;
 December 31, 2002, $609,190;
 March 31, 2003, $586,197)       24,468,730   25,828,893   25,950,075
Due from customers on
 acceptances                        136,303       62,469      128,401
Premises and equipment, net         489,915      504,666      504,451
Intangible assets                    15,292       38,518       37,541
Goodwill                             68,623      150,542      150,846
Other assets                      1,404,430    1,528,042    1,735,153
                                ------------ ------------ ------------
   Total assets                 $36,221,931  $40,169,773  $40,387,343
                                ============ ============ ============

Liabilities
Domestic deposits:
  Noninterest bearing           $11,878,768  $15,537,906  $15,727,203
  Interest bearing               14,540,336   15,258,479   15,944,421
Foreign deposits:
  Noninterest bearing               404,378      583,836      434,258
  Interest bearing                1,935,367    1,460,594    1,146,869
                                ------------ ------------ ------------
   Total deposits                28,758,849   32,840,815   33,252,751

Federal funds purchased and
 securities sold under
 repurchase agreements              369,565      334,379      282,135
Commercial paper                    900,851    1,038,982      852,494
Other borrowed funds                900,360      267,047      139,821
Acceptances outstanding             136,303       62,469      128,401
Other liabilities                   827,925    1,083,836    1,142,278
Medium and long-term debt           399,673      418,360      418,388
UnionBanCal Corporation-
 obligated mandatorily
 redeemable preferred securities
 of subsidiary grantor trust        361,903      365,696      363,050
                                ------------ ------------ ------------
   Total liabilities             32,655,429   36,411,584   36,579,318
                                ------------ ------------ ------------

Commitments and contingencies

Shareholders' Equity
Preferred stock:
  Authorized 5,000,000 shares, no
   shares issued or outstanding
   as of March 31, 2002, December
   31, 2002, and March 31, 2003           -            -            -
Common stock - no stated value:
  Authorized 300,000,000 shares,
   issued 156,336,338 shares as of
   March 31, 2002, 150,702,363
   shares as of December 31, 2002,
   and 150,217,620 shares as of
   March 31, 2003                 1,172,479      926,460      905,668
Retained earnings                 2,307,150    2,591,635    2,685,019
Accumulated other comprehensive
 income                              86,873      240,094      217,338
                                ------------ ------------ ------------
   Total shareholders' equity     3,566,502    3,758,189    3,808,025
                                ------------ ------------ ------------
   Total liabilities and
    shareholders' equity        $36,221,931  $40,169,773  $40,387,343
                                ============ ============ ============

                               Exhibit 5



               UnionBanCal Corporation and Subsidiaries
                          Loans (Unaudited)

                                           Three Months Ended
                                   ----------------------------------
                                     March 31,  December 31, March 31,
(Dollars in millions)                  2002        2002        2003
---------------------------------  ------------ ----------- ---------

Loans (period average)
 Commercial, financial and
  industrial                       $    11,308  $   10,849  $ 10,406
 Construction                            1,076       1,290     1,256
 Mortgage - Commercial                   3,635       4,046     4,157
 Mortgage - Residential                  5,084       6,135     6,569
 Consumer                                2,028       1,989     2,015
 Lease financing                           957         818       784
 Loans originated in foreign branches    1,040       1,406     1,536
                                   ------------ ----------- ---------

          Total loans              $    25,128  $   26,533  $ 26,723
                                   ============ =========== =========

Nonperforming assets (period end)
 Nonaccrual loans:
   Commercial, financial and
    industrial                     $       423  $      276  $    273
   Construction                              -           -         -
   Mortgage - Commercial                    27          24        26
   Lease                                     3          36        85
   Foreign                                   -           -         3
                                   ------------ ----------- ---------

         Total nonaccrual loans            453         336       387
 Foreclosed assets                           -           1         -
                                   ------------ ----------- ---------

         Total nonperforming
          assets                   $       453  $      337  $    387
                                   ============ =========== =========

 Loans 90 days or more past due
  and still accruing               $        14  $        8  $     19
                                   ============ =========== =========

Analysis of Allowance for Credit
 Losses
 Beginning balance                 $       635  $      623  $    609

 Provision for credit losses                55          30        30
 Foreign translation adjustment
  and other net additions
  (deductions) (1)                           -           3         -

 Loans charged off:
   Commercial, financial and
    industrial                             (62)        (34)      (38)
   Real estate                               -           -         -
   Consumer                                 (3)         (4)       (3)
   Lease financing                          (1)        (18)      (19)
                                   ------------ ----------- ---------
     Total loans charged off               (66)        (56)      (60)
                                   ------------ ----------- ---------

 Loans recovered:
   Commercial, financial and
    industrial                               4           8         6
   Consumer                                  1           1         1
                                   ------------ ----------- ---------
     Total loans recovered                   5           9         7
                                   ------------ ----------- ---------
         Net loans charged-off             (61)        (47)      (53)
                                   ------------ ----------- ---------

 Ending balance                    $       629  $      609  $    586
                                   ============ =========== =========



                                           Percent Change to
                                         March 31,  2003  from
                                  -----------------------------------
                                      March 31,         December 31,
(Dollars in millions)                   2002               2002
--------------------------------- ----------------   ----------------

Loans (period average)
 Commercial, financial and
  industrial                             (7.98%)            (4.08%)
 Construction                            16.73%             (2.64%)
 Mortgage - Commercial                   14.36%              2.74%
 Mortgage - Residential                  29.21%              7.07%
 Consumer                                (0.64%)             1.31%
 Lease financing                        (18.08%)            (4.16%)
 Loans originated in foreign
  branches                               47.69%              9.25%

          Total loans                     6.35%              0.72%

Nonperforming assets (period
 end)
 Nonaccrual loans:
  Commercial, financial and industrial  (35.46%)            (1.09%)
  Construction                            0.00%              0.00%
  Mortgage - Commercial                  (3.70%)             8.33%
  Lease                                    nm              136.11%
  Foreign                                  nm                 nm

         Total nonaccrual loans         (14.57%)            15.18%
 Foreclosed assets                        0.00%           (100.00%)

         Total nonperforming
          assets                        (14.57%)            14.84%

 Loans 90 days or more past due
  and still accruing                     35.71%            137.50%


---------------------------------
(1) Includes a transfer of $2.8 million related to the Valencia Bank acquisition in the fourth quarter of 2002.

nm = not meaningful

                               Exhibit 6



               UnionBanCal Corporation and Subsidiaries
                   Net Interest Income (Unaudited)

                                   For the Three Months Ended
                           -------------------------------------------
                                          March 31, 2002
                           -------------------------------------------
                                               Interest      Average
                                               Income/       Yield/
(Dollars in thousands)     Average Balance    Expense(1)     Rate(1)
-------------------------  ---------------- -------------- -----------
Assets
Loans:(2)
   Domestic                $    24,088,142  $     368,062      6.17 %
   Foreign(3)                    1,039,615          7,922      3.09
Securities - taxable             5,552,344         80,663      5.81
Securities - tax-exempt             38,233            991     10.37
Interest bearing deposits
 in banks                           84,408            496      2.38
Federal funds sold and
 securities purchased under
 resale agreements                 936,382          4,059      1.76
Trading account assets             237,369            720      1.23
                           ---------------- --------------
    Total earning assets        31,976,493        462,913      5.84
                                            --------------
Allowance for credit
 losses                           (644,379)
Cash and due from banks          1,942,621
Premises and equipment, net        496,269
Other assets                     1,312,523
                           ----------------
    Total assets           $    35,083,527
                           ================
Liabilities
Domestic deposits:
   Interest bearing        $     7,459,506         23,157      1.26
   Savings and consumer
    time                         3,549,262         16,970      1.94
   Large time                    3,485,482         19,808      2.30
Foreign deposits(3)              1,749,251          6,264      1.45
                           ---------------- --------------
    Total interest bearing
     deposits                   16,243,501         66,199      1.65
                           ---------------- --------------
Federal funds purchased and securities
 sold under repurchase
 agreements                        541,182          1,949      1.46
Commercial paper                   919,259          3,974      1.75
Other borrowed funds               698,053          3,443      2.00
Medium and long-term debt          399,989          2,412      2.45
UnionBanCal Corporation - obligated
 mandatorily redeemable preferred
 securities of subsidiary
 grantor trust                     352,300          3,963      4.46
                           ---------------- --------------
    Total borrowed funds         2,910,783         15,741      2.19
                           ---------------- --------------
    Total interest bearing
     liabilities                19,154,284         81,940      1.73
                                            --------------
Noninterest bearing
 deposits                       11,325,446
Other liabilities                  979,030
                           ----------------
    Total liabilities           31,458,760
Shareholders' Equity
Common equity                    3,624,767
                           ----------------
    Total shareholders'
     equity                      3,624,767
                           ----------------
    Total liabilities and shareholders'
        equity             $    35,083,527
                           ================
Net interest income/margin
 (taxable-equivalent basis)                       380,973      4.80 %
Less: taxable-equivalent
 adjustment                                           533
                                            --------------
    Net interest income                     $     380,440
                                            ==============



                                   For the Three Months Ended
                           -------------------------------------------
                                        December 31, 2002
                           -------------------------------------------
                                             Interest       Average
                              Average         Income/       Yield/
(Dollars in thousands)        Balance        Expense(1)     Rate(1)
-------------------------  ---------------- -------------- -----------
Assets
Loans:(2)
   Domestic                $  25,127,848    $   374,488        5.93 %
   Foreign(3)                  1,405,577          8,643        2.44
Securities - taxable           6,392,614         78,192        4.89
Securities - tax-exempt           40,396            988        9.78
Interest bearing deposits
 in banks                        154,420            908        2.33
Federal funds sold and
 securities purchased under
 resale agreements             1,011,579          3,541        1.39
Trading account assets           367,161          1,499        1.62
                           ---------------- --------------
    Total earning assets      34,499,595        468,259        5.40
                                            --------------
Allowance for credit
 losses                         (634,297)
Cash and due from banks        2,077,800
Premises and equipment,
 net                             501,279
Other assets                   1,345,724
                           ----------------
    Total assets           $  37,790,101
                           ================
Liabilities
Domestic deposits:
   Interest bearing        $   8,986,432         21,388        0.94
   Savings and consumer
    time                       3,766,055         13,928        1.47
   Large time                  2,463,080         12,427        2.00
Foreign deposits(3)            1,416,131          4,014        1.12
                           ---------------- --------------
    Total interest bearing
     deposits                 16,631,698         51,757        1.23
                           ---------------- --------------
Federal funds purchased and
 securities sold under repurchase
 agreements                      322,394            896        1.10
Commercial paper                 993,129          3,647        1.46
Other borrowed funds             250,533          1,371        2.17
Medium and long-term debt        399,713          2,146        2.13
UnionBanCal Corporation -
 obligated mandatorily redeemable
 preferred securities of
 subsidiary grantor trust        351,878          3,793        4.34
                           ---------------- --------------
    Total borrowed funds       2,317,647         11,853        2.03
                           ---------------- --------------
    Total interest bearing
     liabilities              18,949,345         63,610        1.33
                                            --------------
Noninterest bearing
 deposits                     14,102,883
Other liabilities                970,872
                           ----------------
    Total liabilities         34,023,100
Shareholders' Equity
Common equity                  3,767,001
                           ----------------
    Total shareholders'
     equity                    3,767,001
                           ----------------
    Total liabilities and
     shareholders'
        equity             $  37,790,101
                           ================
Net interest
 income/margin
 (taxable-equivalent
 basis)                                         404,649        4.67 %
Less: taxable-equivalent
 adjustment                                         983
                                            --------------
    Net interest income                     $   403,666
                                            ==============


                                   For the Three Months Ended
                           -------------------------------------------
                                         March 31, 2003
                           -------------------------------------------
                                             Interest
                                              Income/      Average
(Dollars in thousands)      Average Balance  Expense(1)  Yield/Rate(1)
-------------------------  ---------------- -----------  -------------
Assets
Loans:(2)
   Domestic                     $25,186,678  $355,073           5.70 %
   Foreign(3)                     1,536,379     8,166           2.16
Securities - taxable              7,014,825    79,179           4.52
Securities - tax-exempt              41,943     1,014           9.67
Interest bearing deposits
 in banks                           203,432       962           1.92
Federal funds sold and
 securities purchased under
 resale agreements                  536,114     1,677           1.27
Trading account assets              307,400       957           1.26
                           ---------------- -----------
    Total earning assets         34,826,771   447,028           5.18
                                            -----------
Allowance for credit
 losses                            (603,240)
Cash and due from banks           2,094,976
Premises and equipment,
 net                                506,964
Other assets                      1,522,732
                           ----------------
    Total assets                $38,348,203
                           =================
Liabilities
Domestic deposits:
   Interest bearing              $9,365,182    18,809           0.81
   Savings and consumer
    time                          3,819,545    12,316           1.31
   Large time                     2,414,309    10,446           1.75
Foreign deposits(3)               1,384,177     3,206           0.94
                           ----------------- ---------
    Total interest bearing
     deposits                    16,983,213    44,777           1.07
                           ----------------- ---------
Federal funds purchased and
 securities sold under
 repurchase agreements              517,511     1,327           1.04
Commercial paper                    923,327     2,728           1.20
Other borrowed funds                172,870     1,255           2.94
Medium and long-term debt           399,729     1,866           1.89
UnionBanCal Corporation -
 obligated mandatorily
 redeemable preferred
 securities of subsidiary
 grantor trust                      351,654     3,671           4.13
                           ----------------- ---------
    Total borrowed funds          2,365,091    10,847           1.85
                           ----------------- ---------
    Total interest bearing
     liabilities                 19,348,304    55,624           1.16
                                             ---------
Noninterest bearing
 deposits                        14,095,175
Other liabilities                 1,030,431
                           -----------------
    Total liabilities            34,473,910
Shareholders' Equity
Common equity                     3,874,293
                           -----------------
    Total shareholders'
     equity                       3,874,293
                           -----------------
    Total liabilities and
     shareholders'
        equity                  $38,348,203
                           =================
Net interest
 income/margin
 (taxable-equivalent
 basis)                                       391,404           4.53 %
Less: taxable-equivalent
 adjustment                                       624
                                             ---------
    Net interest income                      $390,780
                                             =========

-------------------------
(1) Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.

(2) Average balances on loans outstanding include all nonperforming loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(3) Foreign loans and deposits are those loans and deposits originated in foreign branches.

                               Exhibit 7


               UnionBanCal Corporation and Subsidiaries

        On a Reported Earnings Basis (reference to exhibit 2)

                    Noninterest Income (Unaudited)

                                                 Percentage Change to
                    For the Three Months Ended    March 31, 2003 from
                   ----------------------------- ---------------------
                     March    December   March     March     December
(Dollars in            31,       31,       31,       31,        31,
 thousands)           2002      2002      2003      2002       2002
------------------ --------- --------- --------- ---------- ---------
Service charges on
 deposit accounts  $ 66,143  $ 71,179  $ 72,287       9.29 %    1.56 %
Trust and
 investment
 management fees     36,725    34,273    32,675     (11.03)    (4.66)
International
 commissions and
 fees                18,223    19,363    19,613       7.63      1.29
Insurance
 commissions          7,153     7,683    13,005      81.81     69.27
Card processing
 fees, net            8,545     8,981     9,687      13.36      7.86
Brokerage
 commissions and
 fees                 9,632     8,211     8,866      (7.95)     7.98
Foreign exchange
 trading gains, net   6,447     6,895     6,934       7.55      0.57
Merchant banking
 fees                 6,945     9,469     6,018     (13.35)   (36.45)
Securities losses,
 net                 (2,566)     (483)     (522)    (79.66)     8.07
Other                 2,502    15,245    17,213     587.97     12.91
                   --------- --------- ---------
Total noninterest
 income            $159,749  $180,816  $185,776      16.29 %    2.74 %
                   ========= ========= =========




                   Noninterest Expense (Unaudited)

                                                 Percentage Change to
                    For the Three Months Ended    March 31, 2003 from
                   ----------------------------- ---------------------
                     March    December   March     March     December
(Dollars in            31,       31,       31,       31,        31,
 thousands)           2002      2002      2003      2002       2002
------------------   --------- --------- --------- --------  ---------


Salaries and other
 compensation         $142,423  $150,928  $153,060    7.47 %    1.41 %
Employee benefits       36,453    32,987    45,047   23.58     36.56
                     --------- --------- ---------
Salaries and employee
 benefits              178,876   183,915   198,107   10.75      7.72
Net occupancy           23,381    30,842    27,636   18.20    (10.39)
Equipment               16,340    17,510    16,671    2.03     (4.79)
Communications          13,941    13,687    13,844   (0.70)     1.15
Software                11,510    11,240    12,076    4.92      7.44
Professional services    9,503    14,062    12,014   26.42    (14.56)
Advertising and public
 relations              10,008     9,736     9,667   (3.41)    (0.71)
Data processing          8,991     8,114     8,484   (5.64)     4.56
Intangible asset
 amortization              884     1,824     2,477  180.20     35.80
Foreclosed asset
 expense                   125        16        51  (59.20)   218.75
Other                   38,102    59,923    41,578    9.12    (30.61)
                     --------- --------- ---------
Total noninterest
 expense              $311,661  $350,869  $342,605    9.93 %   (2.36)%
                     ========= ========= =========

                               Exhibit 8



               UnionBanCal Corporation and Subsidiaries

     On an Operating Earnings Basis (reference to exhibit 3) (1)

                    Noninterest Income (Unaudited)

                                                 Percentage Change to
                    For the Three Months Ended    March 31, 2003 from
                   ----------------------------- ---------------------
                       March    December   March     March   December
(Dollars in              31,       31,       31,       31,       31,
 thousands)             2002      2002      2003      2002      2002
------------------ -----------  --------  -------- -------  --------
Service charges on
 deposit accounts     $ 66,143  $ 71,179  $ 72,287    9.29 %    1.56 %
Trust and investment
 management fees        36,725    34,273    32,675  (11.03)    (4.66)
International
 commissions and fees   18,223    19,363    19,613    7.63      1.29
Insurance commissions    7,153     7,683    13,005   81.81     69.27
Card processing fees,
 net                     8,545     8,981     9,687   13.36      7.86
Brokerage commissions
 and fees                9,632     8,211     8,866   (7.95)     7.98
Foreign exchange
 trading gains, net      6,447     6,895     6,934    7.55      0.57
Merchant banking fees    6,945     9,469     6,018  (13.35)   (36.45)
Securities losses, net  (2,566)     (483)     (522) (79.66)     8.07
Other                    2,502    15,245    17,213  587.97     12.91
                   -----------  --------  --------
Total noninterest
 income               $159,749  $180,816  $185,776   16.29 %    2.74 %
                   ===========  ========  ========



                   Noninterest Expense (Unaudited)

                                                 Percentage Change to
                    For the Three Months Ended    March 31, 2003 from
                   ----------------------------- ---------------------
                       March    December   March     March   December
(Dollars in              31,       31,       31,       31,       31,
 thousands)             2002      2002      2003      2002      2002
------------------ -----------  --------  -------- -------  --------
Salaries and other
 compensation         $142,423  $150,928  $153,060    7.47 %    1.41 %
Employee benefits       36,453    32,987    45,047   23.58     36.56
                   -----------  --------  --------
   Salaries and
    employee benefits  178,876   183,915   198,107   10.75      7.72
Net occupancy           23,381    30,842    27,636   18.20    (10.39)
Equipment               16,340    17,510    16,671    2.03     (4.79)
Communications          13,941    13,687    13,844   (0.70)     1.15
Software                11,510    11,240    12,076    4.92      7.44
Professional services    9,503    14,062    12,014   26.42    (14.56)
Advertising and public
 relations              10,008     9,736     9,667   (3.41)    (0.71)
Data processing          8,991     8,114     8,484   (5.64)     4.56
Intangible asset
 amortization              884     1,824     2,477  180.20     35.80
Foreclosed asset
 expense                   125        16        51  (59.20)   218.75
Other                   38,102    44,617    41,578    9.12     (6.81)
                   -----------  --------  --------
   Total noninterest
    expense           $311,661  $335,563  $342,605    9.93 %    2.10 %
                   ===========  ========  ========

(1) See exhibit 4 for reconciliation of 'reported earnings' to 'operating earnings'.

                               Exhibit 9




    CONTACT: UnionBanCal Corporation
             John A. Rice, Jr., 415/765-2998 (Investor Relations)
             Michelle R. Crandall, 415/765-2780 (Investor Relations) Stephen L. Johnson, 415/765-3252 (Public Relations)